Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 29, 2004, except as to the last paragraph of Note 13 which is as of May 14, 2004, relating to the financial statements and financial statement schedule of Lumera Corporation which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

June 24, 2004